UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2008

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-142383	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054

(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

New Senior Credit Facility

On July 29, 2008, the registrant and certain of its subsidiaries, as guarantors, Bank of America, N.A., as sole administrative and collateral agent, and a syndicate of financial institutions entered into a senior credit agreement, dated July 29, 2008 (the “New Senior Credit Facility”).  The New Senior Credit Facility provides for a three-year revolving senior credit facility in an aggregate principal amount of up to $90.0 million, which is available for the borrowing of revolving loans and the issuance of standby letters of credit; provided that the aggregate principal amount of revolving loans shall not exceed $50.0 million at any time. The New Senior Credit Facility also includes a sublimit of $25.0 million for swingline loans.  The New Senior Credit Facility will mature on July 29, 2011.

The New Senior Credit Facility is guaranteed by all of the registrant’s existing and future direct or indirect domestic subsidiaries.  All of the capital stock of the registrant’s domestic subsidiaries and 65% of the capital stock of the registrant’s foreign subsidiaries has been pledged for the benefit of the New Senior Credit Facility lenders.

The New Senior Credit Facility contains customary covenants, which, among other things require the registrant to meet certain financial tests, including a maximum consolidated net leverage ratio and a minimum consolidated fixed charge coverage ratio, and limit the registrant’s ability to: incur indebtedness and liens, including guarantees and other contingent obligations; make investments; engage in mergers or other fundamental changes; sell or otherwise dispose of property or assets; pay dividends or make other restricted payments; enter into transactions with affiliates; enter into burdensome agreements; use proceeds to purchase or carry margin stock or extend credit to others; make debt payments; make certain changes to the terms of material indebtedness; and other covenants customary for such a facility.

A copy of the credit agreement governing the New Senior Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the senior credit agreement is qualified in its entirety by reference to such exhibit.

New Cash-Collateralized Letter of Credit Facility

In addition, on July 29, 2008, the registrant entered into a letter of credit facility agreement with Bank of America, N.A. as administrative agent and L/C issuer, and the other lenders party thereto (the “New Letter of Credit Facility”).  The New Letter of Credit Facility provides for a three year cash-collateralized letter of credit facility in an aggregate principal amount of $150.0 million, which is available for issuance of cash-collateralized standby letters of credit for the registrant or any of the registrant’s subsidiaries’ account.

The New Letter of Credit Facility is secured by an equal amount of cash pledged and delivered by the registrant to the administrative agent for the benefit of all lenders.

The New Letter of Credit Facility contains customary covenants, which among other things limit the registrant’s ability to: incur liens on the cash collateral; engage in mergers or other fundamental changes; sell or otherwise dispose of the registrant’s or its subsidiaries’ assets; use proceeds to purchase or carry margin stock or extend credit to others; and other covenants customary for such a facility.

A copy of the letter of credit facility agreement governing the New Letter of Credit Facility is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the senior credit agreement is qualified in its entirety by reference to such exhibit.

Item 5.02 Compensatory Arrangements of Certain Officers.

(e)  On July 29, 2008, the President and Chief Executive Officer of the registrant, Thomas M. Zarrella; the holder of a majority of the outstanding capital stock of the registrant, GT Solar Holdings, LLC, or Holdings; and the holders of a majority of the outstanding shares of Holdings, OCM/GFI Power Opportunities Fund II, L.P. and OCM/GFI Power Opportunities Fund II (Cayman), L.P., entered into a letter agreement amending the limited liability company agreement of Holdings with respect to proceeds to be received by Mr. Zarrella in distributions by Holdings, including a currently contemplated distribution with respect to funds received by Holdings in connection with the initial public offering of the registrant, which was completed on July 29, 2008, and a dividend paid by the registrant to its stockholders of record as of June 30, 2008.

Pursuant to the letter agreement, the portion of such current distribution to be received by Mr. Zarrella in respect of the Class B Shares of Holdings held by Mr. Zarrella will be allocated entirely to Class B Shares held by Mr. Zarrella that have vested as of the date of such distribution without reducing the aggregate amount that he was to receive in respect of all of his Class B Shares.  The letter agreement provides that each future distribution by Holdings to Mr. Zarrella in respect of his Class B Shares will be allocated to only the Class B Shares that have vested as of the date of such distribution, without reducing the aggregate amount that he would have received in respect of all of his Class B Shares in connection with such distribution.  The letter agreement provides further that to the extent that any of Mr. Zarrella’s unvested Class B Shares fails to vest, (1) future distributions to Mr. Zarrella in respect of any of his shares of Holdings, be they Class B or otherwise, will be reduced by the amount of prior distributions that would have been allocated to such unvested shares but for the letter agreement and (2) subject to certain limitations, in the event any such future distributions are made in both cash and securities, the reduction noted in (1) above will be applied first to the value of the securities to be distributed to Mr. Zarrella.

A copy of the letter agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the letter agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Credit Agreement, dated as of July 29, 2008, among the registrant, the subsidiary guarantors identified therein, Bank of America, N.A., and the other lenders party thereto.

10.2 Letter of Credit Facility Agreement, dated as of July 29, 2008, among the registrant, Bank of America, N.A., and the other lenders party thereto.

10.3 Letter agreement, dated as of July 29, 2008, among the registrant, Thomas M. Zarrella, GT Solar Holdings, LLC and certain members of GT Solar Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ Edwin L. Lewis
Date:	July 31, 2008	By:	Edwin L. Lewis
		Its:	Vice President, General Counsel and Secretary